As filed with the Securities and Exchange Commission on February 26, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 21, 2015
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On February 21 and February 22, 2015, respectively, Charles O. Holliday, Jr. and Clayton S. Rose, each a member of the board of directors (the “Board”) of Bank of America Corporation (the “Corporation”), each separately informed the Corporation that he would not stand for re-election as a member of the Board at the Corporation’s 2015 annual meeting of stockholders (the “Annual Meeting”).

On February 23, 2015, the Board determined the nominees for election by the Corporation’s stockholders at the Annual Meeting. All current directors of the Board, excluding Mr. Holliday and Dr. Rose, have been nominated in accordance with the Corporation’s Corporate Governance Guidelines.

In addition, Neil A. Cotty will no longer serve as the Corporation’s Chief Accounting Officer, effective March 1, 2015. Mr. Cotty will continue with the Corporation to assist in Mr. Bless’s transition.

(c)
Rudolf A. Bless (54) has been appointed the Corporation’s Chief Accounting Officer, effective March 1, 2015. Mr. Bless joined the Corporation as Deputy Chief Accounting Officer in November 2014. Prior to joining the Corporation, Mr. Bless was employed by Credit Suisse Group AG as Chief Accounting Officer from January 2002 to October 2014 and Deputy Chief Financial Officer from October 2010 to October 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: February 26, 2015